EXHIBIT 10.19(C)

                               NOVATION AGREEMENT

This NOVATION AGREEMENT is made the 4th day of December 1998 between:

(1) DAEWOO CORPORATION whose principal office is at 541, 5-Ga, Namdaemunro, Jung-Gu, Seoul, Korea;

(2) DAEWOO HEAVY INDUSTRIES LTD. (together with Daewoo Corporation the "BUILDER") whose principal office is at 541, 5-Ga, Namdaemunro, Jung-Gu, Seoul, Korea;

(3) PETRODRILL OFFSHORE, INC. (formerly PETRODRILL CONSTRUCTION INC.) (the "PURCHASER") whose principal office is at Suite 205, Saffrey Square, P.O. Box N8188, Nassau, Bahamas; and

(4) PETRODRILL SIX LIMITED (the "NEW PURCHASER"), whose registered office is at Arias Fabrega & Fabrega, Omar Hodge Building, 2nd Floor, Wickam's Cay 1, Road Town, Tortola, British Virgin Islands.

(together referred to as the PARTIES)

WHEREAS

      (A) The Builder and the Purchaser are parties to an agreement relating to the construction and sale of a dynamic positioned semi-submersible drilling vessel with Builder's Hull No. 3015 dated 9 April 1998 (including any amendments included in the associated memorandum, meeting minute and/or side letter made from time to time thereto) (herein called the "AGREEMENT") which expression shall mean the said Agreement as amended and novated by this Novation Agreement.

      (B) The Parties hereto have agreed to novate the Agreement upon the terms and subject to the conditions set out herein.

NOW IT IS AGREED AS FOLLOWS:

(1) Terms and expressions defined in the Agreement shall, unless the context otherwise requires, have the same meanings when used in this Novation Agreement.

(2) Upon and with effect from the date of this Novation Agreement the Purchaser releases and discharges and agrees to release and discharge the Builder from the various covenants, undertakings, warranties and other obligations contained in the Agreement which are enjoyed by the Purchaser, and from all claims and demands whatsoever arising out of or in respect of the Agreement whether prior to, on or subsequent to the date of this Novation Agreement.

(3) Upon and with effect from the date of this Novation Agreement, the Builder releases and discharges and agrees to release and discharge the Purchaser from the various covenants, undertakings, warranties and other obligations contained in the Agreement which are enjoyed by the Builder, and from all claims and demands whatsoever arising out of or in respect of the Agreement whether prior to, on or subsequent to the date of this Novation Agreement.

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(4)   Upon and with effect from the date of this Novation Agreement, the New
      Purchaser accepts and agrees to accept the liabilities of the Purchaser under the Agreement and agrees to perform all the duties and to discharge all the obligations of the Purchaser under it and to be bound by all the terms and conditions of this Agreement in every way as if the New Purchaser were named in the Agreement as a party ab initio in place of the Purchaser. Without limiting the generality of the foregoing, the New Purchaser acknowledges and agrees that the Builder shall have the right to enforce the Agreement and pursue all claims and demands (future or existing) whatsoever arising out of or in respect of the Agreement whether prior to, on or subsequent to the date of this Novation Agreement.

(5) Upon and with effect from the date of this Novation Agreement, the Builder agrees to perform all its duties and to discharge all its obligations under the Agreement and to be bound by all the terms and conditions of the Agreement in every way as if the New Purchaser were named in the Agreement as a party ab initio in place of the Purchaser. Without limiting the generality of the foregoing, the Builder acknowledges and agrees that the New Purchaser shall have the right to enforce the Agreement and pursue all claims and demands (future or existing) whatsoever arising out of or in respect of the Agreement whether prior to, on or subsequent to the date of this Novation Agreement.

(6) The New Purchaser confirms that it has received a copy of the Agreement and that it is familiar with the terms thereof.

(7) Each Party shall take all steps, execute all documents and do everything reasonably required by any other Party to give effect to the transactions contemplated by this Novation Agreement provided that the Purchaser and the New Purchaser shall jointly and severally reimburse the Builder on a full indemnity basis for all reasonable costs and expenses (including legal fees) incurred by the Builder pursuant to this Clause 7 or otherwise howsoever in connection with the negotiation and execution of this Novation Agreement.

(8) If the second Instalment of the Contract Price is not received by the Builder by 15 December 1998, the Builder shall be entitled immediately thereafter to rescind the Agreement by giving written notice to the New Purchaser and to exercise all the Builder's rights under the Agreement.

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SIGNED by DAEWOO CORPORATION
on behalf of BUILDER in the presence of:       /s/ YOUNG KYUN SHIN
                                               Young Kyun Shin
                                               Attorney-InFact


SIGNED by DAEWOO HEAVY INDUSTRIES
LTD. on behalf of BUILDER in the presence of:  /s/ YOUNG KYUN SHIN
                                               Young Kyun Shin
                                               Attorney-In-Fact


SIGNED by PETRODRILL OFFSHORE INC.
on behalf of PURCHASER in the presence of:     /s/ STEVE ASSITER
                                               Steve Assiter
                                               Attorney-In-Fact


SIGNED by PETRODRILL SIX LIMITED
on behalf of NEW PURCHASER in the presence of: /s/ STEVE ASSITER
                                               Steve Assiter
                                               Attorney-In-Fact

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